EXHIBIT 99.1

For Immediate Release

NEWS RELEASE:

Media Sciences Reports 28% Increase in Net Income on 18% Increase in Revenues

OAKLAND, N.J., November 14, 2006—Media Sciences International, Inc. [NASDAQ: MSII, formerly AMEX: GFX], the leading independent manufacturer of color toner cartridges and solid ink sticks for color business printers, today announced its first quarter financial results for the period ended September 30, 2006. The Company will host a conference call tomorrow morning at 8:45 a.m. ET to discuss its quarterly results.

Highlights of the Company’s first quarter include:

* Net revenues of $5.6 million, an increase of 18% over the same quarter last year.

* Gross margin at 55% of net revenues, a 700 basis point improvement over the same quarter last year.

* Net income of $0.54 million, an increase of 28% over the same quarter last year.

* EPS of $0.05 basic and fully diluted.

* Record operating cash flow of $1.4 million, an increase of 175% over the same quarter last year.

* EBITDA of $1.2 million, excluding non-cash stock-based compensation expense of $0.15 million, an increase of 26% over the same quarter last year.

Net Revenues

Net revenues for the quarter were the second best on record. Consolidated net revenues for the quarter ended September 30, 2006, increased 18% to $5.6 million from $4.8 million for the same quarter last year. In the Company’s first quarter, color toner cartridge sales increased by 42% and solid ink sales increased by 11% versus the same period last year. Sequentially, net revenues were $0.3 million behind the record set in the Company’s previous quarter ended June 30, 2006.

The year-over-year increase in net revenues is attributed primarily to recurring sales from the Company’s growing portfolio of color business printer supply products. To a lesser extent, some of the noted growth is also attributed to the general growth and increased market acceptance of color business printers and an increase in market share for some of Media Sciences’ existing products.

Gross Profit

The consolidated gross profit for the three months ended September 30, 2006 compared to the same period in 2005 increased by $0.8 million or 36% to $3.1 million from $2.3 million. For the three months ended September 30, 2006, the Company’s gross margin was 55% of net revenues as compared with 48% of net revenues for the three months ended September 30, 2005. This 700 basis point increase in margin is primarily attributed to substantial yield improvements in our solid ink manufacturing, a transition from low margin versions of cartridges to higher margin cartridges, and a reduction in product warranty costs. These favorable margins were partially offset by certain increases in our raw material costs, higher manufacturing depreciation and amortization costs, and greater costs of outbound shipping and freight.

The Company’s 55% gross margin for the quarter ended September 30, 2006 was approximately 100 basis points higher than the 54% gross margin we realized in the prior fiscal quarter ended June 30, 2006. This slight sequential margin improvement reflects a more favorable mix of solid ink to toner sales during the quarter.

Income

For the three months ended September 30, 2006, net income was $0.54 million or $0.05 per share basic and fully diluted. This represents a 28% increase over the $0.42 million or $0.04 per share basic and diluted of net income generated during the same quarter last year.

Operating Cash Flow

The quarter’s cash flow generated from operations of $1.4 million was a record for the Company. The Company’s cash and cash equivalents increased by $1.3 million to $2.8 million at September 30, 2006. The $1.4 million of cash generated by operating activities for the first quarter resulted from $0.54 million of income from operations, add-back of net non-cash charges totaling $0.36 million, and $0.47 million of cash provided primarily by a net decrease in the Company’s non-cash working capital (current assets less cash and cash equivalents net of current liabilities). Non-cash charges included $0.15 million of stock-based compensation expense recognized in the quarter from the Company’s adoption of SFAS No. 123(R).

For the three months ended September 30, 2006, EBITDA was $1.2 million, excluding non-cash stock-based compensation expense. This compares with EBITDA of $1.1 million and $0.9 million generated in the Company’s prior fiscal quarter and its first fiscal quarter last year, respectively.

CFO’s Comments

Media Sciences’ CFO Kevan D. Bloomgren remarked on certain financial items in the quarter, “We adopted SFAS No. 123(R) during the quarter; its adoption had a $146,000 impact on our pretax earnings and reduced our reported net income by $96,000 or $0.01 per share basic and diluted. Included in the stock-based compensation expense was a $118,000 charge ($74,000 after tax) associated with a Board-approved severance paid to a former R&D executive in the form of an accelerated stock option vesting. Excluding this item, we continue to expect our fiscal 2007 stock-based compensation expense to be in the $0.02 per share range for the year,” He added, “We estimate that the one-time costs incurred during the quarter associated with adopting this new pronouncement were about $50,000.”

Commenting on the costs incurred during the quarter associated with Company’s litigation with Xerox and its lawsuit against its former insurance broker, Mr. Bloomgren noted, “In our first quarter, legal fees associated with these two actions totaled about $136,000.”

CEO’s Comments

Michael W. Levin, Media Sciences’ CEO and President remarked, “Our first quarter results are an illustration of Media Sciences’ growing financial and market strength. We expect that our recently announced new products for use in Dell color laser printers will broaden our reach significantly. We also expect that the strength and talent of our expanded team will be further demonstrated through an accelerated pace of product announcements as well as an increase in market share.”

New Products, Key Additions to Team

On September 21, 2006, the Company announced the launch of a new product—toner cartridges for use in the Oki® C3100 and C3200 color business printers. The market opportunity associated with this product launch is significant, with the installed base for Oki C3100 and C3200 printers now the fourth largest installed base of our portfolio of products. The European market comprises more than 80% of the estimated total installed base. The Oki C3100 is not sold in the U.S. The Company began shipping cartridges for use in the Oki C3100 and C3200 in October 2006.

Just last week, the Company announced that it will enter the Dell color laser supplies market with its 100% newly manufactured Clearcase® color toner cartridges for use in Dell® 3000cn, 3100cn and 3010cn and Epson AcuLaser® CX11N, CX11NF, and C1100 color business printers. The product launch, which includes plans for a December shipment, is part of a series of new product introductions planned for fiscal year 2007 and represents the largest target installed base opportunity in Media Sciences’ history. The Media Sciences products will provide end users with a compelling savings opportunity of up to 50 percent.

Since the start of the fiscal year, the Company has expanded both the field sales and research and development teams with the addition of a new Area Sales Director as well as a new Director of Toner Development.

Conference Call Note

Media Sciences will hold a conference call to discuss first quarter results on Wednesday, November 15, 2006, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences' web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 866.831.5605. International callers may dial 617.213.8851. The passcode for the teleconference is 77967591.

About Media Sciences International, Inc. (NASDAQ: MSII, formerly AMEX: GFX): Media Sciences International, Inc. (NASDAQ: MSII, formerly AMEX: GFX), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Dell®, Xerox®, Tektronix®, OKI®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names are used for descriptive purposes only and are the property of their respective owners.

Contacts:

Investor Contact: Kevan D. Bloomgren, Chief Financial Officer, Media Sciences kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Barb Short, Marketing Communications Manager, Media Sciences bshort@mediasciences.com, 201.677.9311, ext. 216

Forward Looking Statements

Our disclosure and analysis in this report contain forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about our financial results and estimates, business prospects and products in development that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. These forward-looking statements use terms such as "believes," "expects," "may", "will," "should," "anticipates," "estimate," "project," "plan," or "forecast" or other words of similar meaning relating to future operating or financial performance or by discussions of strategy that involve risks and uncertainties.   From time to time, we also may make oral or written forward-looking statements in other materials we release to the public.  These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including, but not limited to, our continuing ability to obtain additional financing, dependence on contracts with suppliers and major customers, competitive pricing for our products, demand for our products, changing technology, our introduction of new products, industry conditions, anticipated future revenues and results of operations, retention of key officers, management or employees, prospective business ventures or combinations and their potential effects on our business.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly title measures used by other companies.

Reconciliation of Non-GAAP Measures
	Three Months Ended
	9/30/2006	6/30/2006	9/30/2005

Reported Income from Operations	787,564	916,906	739,245
Depreciation & Amortization	218,932	202,829	175,304

EBITDA	1,006,496	1,119,735	914,549

Add-back of non-cash expenses:
Stock-based compensation	145,995	21,304	0

EBITDA, exclusive of non-cash items	1,152,491	1,141,039	914,549
Change v. comparative period		11,452	237,942
Percent change v. comparative periods		1%	26%

W.A. Common Share Outstanding	11,137,085	11,118,083	10,965,967
- Adjusted EBITDA / Share - Basic	$0.10	$0.10	$0.08

Adjusted W.A. Shares Outstanding	11,592,590	11,853,526	11,387,000
- Adjusted EBITDA / Share - Diluted	$0.10	$0.10	$0.08

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,
	2006	2005

NET REVENUES	$5,624,534	$4,776,436

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization,
product warranty and shipping and freight	2,042,494	2,013,068
Depreciation and amortization	152,095	124,268
Product warranty	208,034	249,029
Shipping and freight	112,122	96,489

Total cost of goods sold	2,514,745	2,482,854

GROSS PROFIT	3,109,789	2,293,582

OTHER COSTS AND EXPENSES:
Research and development	419,876	219,710
Selling, general and administrative, excluding depreciation and amortization	1,835,636	1,283,591
Depreciation and amortization	66,713	51,036

Total other costs and expenses	2,322,225	1,554,337

INCOME FROM OPERATIONS	787,564	739,245

Interest income (expense), net	8,115	(34,697)

INCOME BEFORE INCOME TAXES	795,679	704,548
Provision for income taxes	253,214	281,819

NET INCOME	$542,465	$422,729

EARNINGS PER SHARE
Basic and diluted	$0.05	$0.04

WEIGHTED AVERAGE SHARES USED TO COMPUTE EARNINGS PER SHARE
Basic	11,137,085	10,965,967
Diluted	11,592,590	11,387,000

The above results of operations and following Balance Sheet and Statement of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-QSB for the quarterly period ended September 30, 2006.  We encourage you to review the accompanying notes to these consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2006 (Unaudited)	June 30, 2006 (Note 1)

CURRENT ASSETS:
Cash and cash equivalents	$2,801,209	$1,485,399
Accounts receivable, net	2,128,533	2,387,991
Inventories, net	4,681,878	4,454,997
Deferred tax assets	271,970	271,970
Prepaid expenses and other current assets	159,795	371,684

Total Current Assets	10,043,385	8,972,041

PROPERTY AND EQUIPMENT, NET	2,526,825	2,580,472

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Other assets	78,627	78,627

Total Other Assets	3,662,858	3,662,858

TOTAL ASSETS	$16,233,068	$15,215,371

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$150,000	$150,000
Accounts payable	1,187,460	910,853
Accrued compensation and benefits	267,013	690,153
Other accrued expenses and current liabilities	1,014,913	667,491
Income taxes payable	571,328	475,072
Accrued product warranty costs	222,799	230,437
Deferred revenue	718,521	740,632

Total Current Liabilities	4,132,034	3,864,638

OTHER LIABILITIES:
Long-term debt, less current maturities	428,961	464,450
Deferred rent liability	283,693	299,907
Deferred revenue, less current portion	370,836	396,620
Deferred tax liabilities	197,830	165,330

Total Other Liabilities	1,281,320	1,326,307

TOTAL LIABILITIES	5,413,354	5,190,945

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Series A Convertible Preferred Stock, $.001 par value
Authorized 1,000,000 shares; none issued	—	—
Common Stock, $.001 par value
Authorized 20,000,000 shares; issued 11,196,363 shares
in September and 11,131,363 shares in June	11,196	11,131
Additional paid-in capital	10,169,894	10,210,132
Deferred stock-based compensation	—	(292,996)
Retained earnings	638,624	96,159

Total Shareholders' Equity	10,819,714	10,024,426

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$16,233,068	$15,215,371

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$542,465	$422,729
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	218,932	175,304
Deferred income taxes	32,500	249,011
Provision for bad debts	—	9,971
Non-cash stock-based compensation expense	145,995	—
Excess tax benefits from stock-based compensation	(37,670)	—
Changes in operating assets and liabilities :
Accounts receivable	259,458	(181,624)
Inventories	(226,553)	456,677
Prepaid expenses and other current assets	211,889	(201,913)
Accounts payable	276,607	(544,461)
Accrued compensation and benefits	(423,140)	133,286
Other accrued expenses and current liabilities	339,784	265
Income taxes payable	96,256	(295)
Deferred rent liability	(16,214)	(10,028)
Deferred revenue	(47,895)	(10,189)

Net cash provided by operating activities	1,372,414	498,733

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(165,285)	(123,378)

Net cash used in investing activities	(165,285)	(123,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank line of credit repayments, net	—	(538,815)
Bank term loan repayments	(35,489)	(25,000)
Excess tax benefits from stock-based compensation	37,670	—
Proceeds from issuance of common stock	106,500	26,501

Net cash provided by (used in) financing activities	108,681	(537,314)

NET INCREASE (DECREASE) IN CASH	1,315,810	(161,959)

CASH, BEGINNING OF PERIOD	1,485,399	611,016

CASH, END OF PERIOD	$2,801,209	$449,057

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$17,777	$34,697
Income taxes paid	$138,657	$3,369